UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2014

BAXANO SURGICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33744	33-0909022
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 Horizon Drive, Suite 230

Raleigh, North Carolina 27615

(Address of principal executive offices)

(Zip Code)

(919) 800-0020

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of 2014 Incentive Bonus Plan

On February 10, 2014, the Compensation Committee of the Board of Directors (the “Board”) of Baxano Surgical, Inc. (the “Company”) approved a short-term cash incentive plan applicable to certain of the Company’s executive officers that was adopted for the purpose of determining the cash bonuses payable to the executive officers with respect to fiscal year 2014 (the “Bonus Plan”). The terms of the Bonus Plan are similar to the terms of the Company’s previous annual cash incentive plans.

The Compensation Committee adopted the Bonus Plan because it believes that aligning the payment of cash bonuses to the Company’s executive officers with the achievement of specified Company and individual performance objectives creates value for the Company and helps to align the compensation of the executive officers with the interests of the Company’s stockholders. The target cash bonus amount for each executive officer is set as a percentage of the officer’s base salary as determined by the Compensation Committee.

Cash bonuses will be earned based upon the achievement of two Company performance targets, which are the same for each of the executive officers, and individual performance targets, which are different for each executive officer.

The first Company performance target relates to Company revenue in fiscal year 2014. The portion of the cash bonus payable to an executive officer with respect to the Company revenue target component of the Bonus Plan will be calculated by reference to the Company’s actual revenue in fiscal year 2014 in relation to the revenue target.

The second Company performance target relates to the Company’s expense management. The portion of the cash bonus payable to any executive officer with respect to the Company expense management target component of the Bonus Plan is calculated by reference to the Company’s net income as of the end of fiscal year 2014 in relation to the expense management target.

In the event that the Company achieves either the pre-established minimum revenue target for fiscal year 2014 or the expense management target at the end of fiscal year 2014, but not both, then a cash bonus will be paid with respect to the achieved Company performance target component.

The portion of the cash bonus payable to any executive officer with respect to the individual performance target component of the Bonus Plan is calculated by reference to the particular executive officer’s achievement of his or her specified performance objectives.

Item 8.01	Other Events.

On February 7, 2014, the Company issued a press release announcing that it will be holding its 2014 Annual Meeting of Stockholders (the “Annual Meeting”) on Thursday, April 17, 2014. Stockholders of record at the close of business on Monday, March 10, 2014 will be entitled to notice of and to vote at the Annual Meeting.

In accordance with Rule 14a-5(f) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company must receive stockholder proposals to be considered for inclusion in the proxy statement for the Annual Meeting pursuant to Rule 14a-8 of the Exchange Act at the Company’s principal executive offices by the close of business on Tuesday, March 4, 2014. Stockholder proposals should be directed to the attention of the Corporate Secretary, Baxano Surgical, Inc., 110 Horizon Drive, Suite 230, Raleigh, North Carolina 27615. Stockholder proposals must also comply with the procedures outlined in Rule 14a-8 of the Exchange Act regarding the inclusion of stockholder proposals in proxy materials.

In accordance with the advance notice requirements contained in the Company’s Bylaws, for director nominations or other business to be brought before the Annual Meeting by a stockholder outside of Rule 14a-8 of the Exchange Act to be considered timely, the Company must receive written notice at the Company’s principal executive offices by the close of business on Monday, February 17, 2014. Stockholder nominations and other notices should be directed to the attention of the Corporate Secretary, Baxano Surgical, Inc., 110 Horizon Drive, Suite 230, Raleigh, North Carolina 27615. Stockholder notices must also comply with the Company’s Bylaws and other applicable laws.

This report includes statements that are based on our current beliefs and assumptions. These statements constitute “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act, and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties that are often difficult to predict, are beyond the Company’s control, and which may cause results to differ materially from expectations. For a discussion of the most significant risks and uncertainties associated with the Company’s business, please review the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2012 and subsequent reports. You are cautioned not to place undue reliance on these forward looking statements, which are based on the Company’s expectations as of the date of this report and speak only as of the date of this report. We undertake no obligation to publicly update or revise any forward looking statement, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press release, dated February 7, 2014.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAXANO SURGICAL, INC.

Date: February 11, 2014	By:	/s/ Ken Reali
Ken Reali
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated February 7, 2014.